UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  06/15/2007

GLOBAL CROSSING LTD
(Exact name of registrant as specified in its charter)

Commission File Number:  001-16201

Bermuda	980189783
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

Wessex House, 45 Reid Steet
Hamilton, Bermuda
HM12
(Address of principal executive offices, including zip code)

441-296-8600
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

The employment of Jose Antonio Rios, formerly International President of Global Crossing Limited (the "Company"), ended on June 15, 2007. In connection therewith, Mr. Rios will receive the payments and other benefits provided for under the Global Crossing Limited Key Management Protection Plan.   Mr. Rios will continue in his role as chairman of the board of directors of GC Impsat Holdings I Plc ("GC Impsat"), a wholly owned subsidiary of the Company established as a holding company for Impsat Fiber Networks, Inc. and its subsidiaries, which were acquired by the Company on May 9, 2007. In connection with his continuing role as chairman of the board of GC Impsat, (1) Mr. Rios will be entitled to a fee of $80,000 per annum plus reimbursement for reasonable expenses incurred by him in the performance of his duties and (2) the Company agreed to extend the exercise period for all of Mr. Rios's vested stock options from the date 90 days after his June 15, 2007 termination of employment until the date 90 days after the cessation of Mr. Rios's membership on the GC Impsat board of directors.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL CROSSING LTD

Date: June 18, 2007	By:	/s/ Mitchell C. Sussis
Mitchell C. Sussis
SVP and Secretary